UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): August 23, 2017

TECHCARE CORP.
(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 333-168527

Delaware	68-0080601
(State of Incorporation)	(I.R.S. Employer Identification No.)

23 Hamelacha Street, Park Afek, Rosh Ha’ain, Israel	4809173
(Address of Registrant’s Office)	(ZIP Code)

Registrant’s Telephone Number, including area code: (973) 370-3768

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 23, 2017, in connection with the entry into a binding memorandum of understanding (the “MOU”) with Natur Holdings B.V., a Dutch corporation (including its subsidiaries, “Natur”), as more fully-described in Item 8.01 below, the Board of Directors of TechCare Corp. (the “Registrant”) has appointed Mr. Shlomi Arbel as the new Chief Executive Officer of the Registrant and its wholly-owned Israeli subsidiary, Novomic Ltd. (“Novomic”), replacing Zvi Yemini, who had served as Chief Executive Officer of the Registrant and of Novomic since October 2016. Mr. Yemini shall continue to act as the Chairman of the Board of Directors of the Registrant.

Mr. Shlomi Arbel, age 38, Chief Executive Officer: Mr. Arbel served as part of the management team of the Registrant and of Novomic since December 2013. Mr. Arbel is the founder and principal of the Arbel & Co. Law Firm since its formation in January 2012, prior to which he served as a Senior Associate at Shibolet & Co. Law Firm with offices in Tel Aviv, Israel. Mr. Arbel also served as a member of the board of directors of HiSky Ltd. and Freshub Ltd. Mr. Arbel holds an LL.B. from the Tel-Aviv University, where he also studied economics.

There are no family relationships between Mr. Arbel and any director or executive officer of the Company or its subsidiaries.

Item 8.01 Other Events

On August 23, 2017, the Registrant entered into a binding MOU with Natur, pursuant to which the Registrant will acquire certain assets, operations and activities of Natur, in consideration for which the Registrant will issue a number of shares of common stock, par value $0.0001 per share representing fifty (50%) percent of the issued and outstanding common stock of the Registrant, on a fully diluted bases. The parties will use commercially reasonable efforts to negotiate and execute a definitive agreement within thirty (30) days of the execution of the MOU and subsequent closing of the aforesaid transactions (the “Closing”).

In connection with the transaction, the parties shall enter into a separate stockholders’ agreement pursuant to which the board of directors of the Registrant, following the Closing, shall be comprised of six (6) directors, three (3) of whom shall be nominated for election by the controlling stockholders of Natur and three (3) of whom shall be nominated for election by the controlling stockholders of the Registrant.

The MOU may be terminated by either party in the event definitive agreements are not executed by the parties within eighty (80) days of the execution of the MOU.

A press release announcing the entrance into the MOU was issued on August 28, 2017, a copy of which is attached as Exhibit 99.1.

Forward-Looking Statements

This communication contains certain statements that are neither reported financial results nor other historical information and other statements concerning the Company. These statements include financial projections and estimates and their underlying assumptions, statements regarding plans, objectives and expectations with respect to future operations, events, products and services and future performance. Forward-looking statements are generally identified by the words “will”, “expects”, “anticipates”, “believes”, “intends”, “estimates”, “target”, and similar expressions. These and other information and statements contained in this communication constitute forward-looking statements for purposes of applicable securities laws.

Although management of the Company believes that the expectations reflected in the forward looking statements are reasonable, investors and security holders are cautioned that forward looking information and statements are subject to various risks and uncertainties, many of which are difficult to predict and generally beyond the control of the Company, that could cause actual results and developments to differ materially from those expressed in, or implied or projected by the forward-looking information and statements, and the Company cannot guarantee future results, levels of activity, performance or achievements. Factors that could cause actual results to differ materially from those estimated by the forward-looking statements contained in this communication include, but are not limited to: the ability of each of the companies to successfully finalize the negotiations between the parties, execute the definitive agreement and satisfy the closing conditions and consummate the transaction; the risk that the businesses may not be integrated successfully; the risk that the transaction may involve unexpected costs or unexpected liabilities; the risk that synergies from the transaction may not be fully realized or may take longer to realize than expected; the risk that disruptions from the transaction make it more difficult to maintain relationships with customers, employees; trends in target markets; the Company’s ability to develop new technology and products; effects of competition in the Company’s main markets; challenges to or loss of intellectual property rights; ability to establish and maintain strategic relationships in its major businesses; profitability of the growth strategy; and changes in global, political, economic, business, competitive, market and regulatory forces. Moreover, neither the Company nor any other person assumes responsibility for the accuracy and completeness of such forward-looking statements. The forward-looking statements contained in this communication speak only as of the date of this communication and the Company or its representatives are under no duty, and do not undertake, to update any of the forward-looking statements after this date to conform such statements to actual results, to reflect the occurrence of anticipated results or otherwise except as otherwise required by applicable law or regulations.

Item 9.01 Financial Statements and Exhibits.

(d) The following documents are filed as exhibits to this current report on Form 8-K or incorporated by reference herein. Any document incorporated by reference is identified by a parenthetical reference to the SEC filing that included such document.

Exhibit. No.	Description
99.1	Press Release issued by the Registrant titled: “TechCare and Natur Holdings Agree to Merge, Creating a Healthcare and Wellness Consumer Products Leader,” dated August 28, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TechCare Corp.

By:	/s/: Shlomi Arbel
Name:	Shlomi Arbel
Title:	Chief Executive Officer

Date: August 28, 2017